Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-39423, 333-62465, 333-70339, 333-81911, 333-81909, 333-90301, 333-91313, 333-96481, 333-36114, 333-40696, 333-46846, 333-50176, 333-50502, 333-53642, 333-55182, 333-55560, 333-55796, 333-58718, 333-74226, 333-99745, 333-110497, 333-125647, 333-128737, 333-139182, 333-149399, 333-185492, 333-201893, 333-209482 and 333-222899) of Viavi Solutions Inc. of our report dated May 10, 2018 relating to the combined financial statements of Cobham plc’s AvComm and Wireless Test and Measurement Business, which appears in this Current Report on Form 8‑K.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom
May 24, 2018